UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 27, 2012

GENTOR RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

FLORIDA	333-130386	20-267977
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1 FIRST CANADIAN PLACE, SUITE 7070, 100 KING STREET WEST TORONTO, ONTARIO, M5X 1E3, CANADA		M5X 1E3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (416) 366-2221

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 23, 2012, the fairness hearing on the proposed corporate reorganization (the “Corporate Reorganization”) of Gentor Resources, Inc. (the “Company”) was held by the Idaho Department of Finance and, after holding the hearing, on January 27, 2012, the Idaho Department of Finance issued an order approving the fairness of the terms and conditions of the Corporate Reorganization.

The Company has called a special meeting of shareholders of the Company to be held at 9:00 a.m. Toronto time on Friday, February 24, 2012, at which shareholders will be asked to approve the Corporate Reorganization.  This shareholders’ meeting will be held at the offices of Norton Rose Canada LLP, Toronto-Dominion Centre, TD Waterhouse Tower, Suite 2300, 79 Wellington Street West, Toronto, Ontario, Canada.

A copy of the Company’s press release regarding the fairness hearing is attached hereto as Exhibit 99.1.  Important information regarding the Corporate Reorganization and associated matters is set forth in the information circular/proxy statement (the  "Information Circular”), attached hereto as Exhibit 99.2, and which the Company will mail to shareholders.

None of this filing or the Information Circular constitutes an offer to sell or a solicitation of an offer to buy any of the securities.

Item 9.01.	Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 30, 2012
99.2	Information Circular

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gentor Resources, Inc. (Registrant)
Dated: January 31, 2012	/s/ Geoffrey G. Farr
By: Geoffrey G. Farr
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated January 30, 2012
99.2	Information Circular